EXHIBIT 32

                           COGENCO INTERNATIONAL, INC.

                   Certification pursuant to 18 U.S.C. ss.1350
                           Principal Executive Officer

     To my knowledge: the quarterly report on Form 10-QSB for the period ended June 30, 2006, containing financial statements for the period then ended, fully complies with the requirements of Section 13(a) of the Securities Act of 1934; and the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Cogenco International, Inc. for the periods presented.


August 9, 2006


/s/ David W. Brenman
---------------------------
David W. Brenman, Chief Executive
Officer and Chief Financial Officer